EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PERFORMANCE SPORTS GROUP COMPLETES SALE OF SUBSTANTIALLY ALL OF ITS ASSETS TO INVESTOR GROUP LED BY SAGARD AND FAIRFAX FINANCIAL

EXETER, N.H., Feb. 28, 2017 - Performance Sports Group Ltd. (“Performance Sports Group” or the “Company”) announces the completion of the sale of substantially all of the assets of the Company and its North American subsidiaries, including its European and global operations (the “Sale”), to an acquisition vehicle co-owned by affiliates of Sagard Holdings Inc. and Fairfax Financial Holdings Limited (the “Purchaser”).

The new, privately held company will be a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel. Its products will be marketed under the BAUER, MISSION, MAVERIK, CASCADE and EASTON brand names and will be distributed by sales representatives and independent distributors throughout the world. Harlan Kent, who previously served as the Chief Executive Officer of Performance Sports Group, will continue to lead the business on an interim basis while a search for a permanent CEO is underway.

The Sale is the culmination of the process commenced by the Company and its North American subsidiaries pursuant to creditor protection proceedings launched on October 31, 2016 in the Ontario Superior Court of Justice under the Companies’ Creditors Arrangement Act, and in the U.S. Bankruptcy Court for the District of Delaware under Chapter 11 of Title 11 of the U.S. Code. The Company conducted a court-supervised sale and auction process as part of its Canadian and U.S. court proceedings. The bid made by the Purchaser served as the “stalking horse” bid for purposes of the process and was ultimately determined to be the successful bid in accordance with the related court approved bidding procedures. The courts approved the Sale and associated reorganization transactions pursuant to orders dated February 6, 2017 and supplemented on February 10, 2017.

Paul Desmarais III, Executive Chairman of Sagard Holdings, will serve as chairman of the new company as it transitions to new leadership. He said: “We are excited to build upon the achievements of some of the most innovative and iconic brands in sports. In partnership with Fairfax Financial, we look forward to growing a strong business that is committed to serving a loyal base of customers for the long term. We thank all of Performance Sports Group’s people, and especially Harlan Kent, for effectively managing the business through the restructuring process and helping to position it for future success.”

Paul Rivett, President of Fairfax Financial, said: “The business is founded upon the strong pillars of its portfolio of industry-leading brands, strong customer relationships and dedicated employees. We will work with Sagard Holdings and the management team to continue innovating and delivering industry-leading products to consumers around the world. We believe that the business has a very bright future and we are excited to help guide the company for many years to come.”

Kent said: “During the restructuring process, our team worked very hard to continue to provide outstanding products and service to our customers and to be valued partners to our vendors. I am grateful for the hard work and dedication of my colleagues and for the continued support of our customers and vendors. We look forward to working with the new owners to transition the business to its next successful chapter.”

Following closing of the Sale, Karyn O. Barsa, C. Michael Jacobi, Harlan Kent and Bob Nicholson have resigned from the board of directors of the Company.

Bernard McDonell, Chairman of the Board of Performance Sports Group, said: “On behalf of the board, we would like to thank the retiring directors, Harlan, and all the Company’s employees for their contributions to bringing this sale to completion. We wish them all the best in their future endeavors.”

Upon consummation of the Sale, the Company will no longer exist as an operating business and will instead, along with its professional advisors, focus on the completion of its U.S. and Canadian bankruptcy proceedings. This entails, among other things, reconciling claims against the bankruptcy estates and developing a distribution strategy for the sale proceeds in the U.S. and Canadian proceedings, through a liquidating plan or otherwise. Further information will be provided within the context of the Canadian and U.S. court proceedings.

Additional Information
Information about the Company’s restructuring process is available at https://cases.primeclerk.com/PSG and www.ey.com/ca/psg.

Centerview Partners LLC is serving as strategic financial advisor and investment banker; Alvarez & Marsal is serving as restructuring professional, and Brian J. Fox, Managing Director with Alvarez & Marsal, is serving as chief restructuring officer; and Stikeman Elliott LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are serving as Canadian and U.S. legal advisors, respectively, to the Company. Bennett Jones LLP is serving as counsel to the independent members of the Company’s board of directors.

Sagard and Fairfax are advised by Rothschild Inc., BDT & Company and Scotiabank; Blake, Cassels & Graydon LLP and Torys LLP are serving as Canadian legal advisors, and Kirkland & Ellis LLP and Shearman & Sterling LLP as U.S. legal advisors.

Caution Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to the future activities of Performance Sports Group now that it has disposed of substantially all of its assets, the review, reconciliation and/or determination of outstanding claims against the Company and its North American subsidiaries by stakeholders, including secured, unsecured and equity claimants and related recoveries (if any) to stakeholders and the development of next steps in respect of the estates. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Forward-looking statements, by their nature, are based on assumptions, which, although considered reasonable by the Company at the time of preparation of such disclosure, may prove to be incorrect, and are subject to important risks and uncertainties. Many factors could cause the Company’s actual results to differ materially from those expressed or implied by its forward-looking statements, including, without limitation, the inherent risk and uncertainty involved in the Company’s bankruptcy proceedings, the cooperation of creditors and other stakeholders of the Company, the Company’s ability to meet certain obligations during the bankruptcy proceedings, the Company’s ability to obtain approval with respect to motions in the bankruptcy proceedings, the courts’ rulings in the bankruptcy proceedings or a decision of any other Canadian or U.S. court in respect thereof, the outcome of the bankruptcy proceedings in general, the length of time of the bankruptcy proceedings, risks associated with third-party motions in the bankruptcy proceedings, increased legal and advisory costs related to the bankruptcy proceedings and other litigation, the timing and outcome of the results of the internal investigation being conducted on behalf of the audit committee of the board of directors of the Company in relation to the finalization of the Company’s financial statements and related certification process, and other applicable factors identified in the “Risk Factors” sections of the Company’s annual report on Form 10-K dated August 26, 2015, and quarterly report on Form 10-Q dated April 14, 2016, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not intend and undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:
For the Company:
Michael Wall
Tel 1-603-430-2111

For the new company:
Michelle Hanson
Tel 1-603-430-2111